UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 15, 2007

                               MOVADO GROUP, INC.
             (Exact name of registrant as specified in its charter)

          NEW YORK                     1-16497                    13-2595932
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

                     650 From Road
                      Paramus, NJ                               07652
       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (201) 267-8000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Definitive Material Agreement.

            On February 15, 2007, the Company entered into a third amendment (the "Amendment") of its license agreement, dated as of January 1, 1992 (as amended, the "License Agreement"), with Hearst Magazines, a Division of Hearst Communications, Inc. ("Hearst"), pursuant to which Hearst agreed to license to the Company certain intellectual property, including the trademark ESQUIRE and related marks. Under the Amendment, Hearst granted the Company eleven options consecutively exercisable, each for the renewal of the License Agreement for additional three-year periods, with the final option renewal period concluding on December 31, 2042, unless further extended by both parties. By execution of the Amendment, the Company exercised the first renewal option, thereby extending the License Agreement through December 31, 2012. In addition, among other things, the Amendment amended certain royalty terms payable by the Company to Hearst based on sales of applicable products by the Company. The Company intends to file the Amendment as an exhibit to its next periodic report and will seek confidential treatment of certain terms of the Amendment at such time.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 21, 2007

                                              MOVADO GROUP, INC.


                                              By: /s/ Timothy F. Michno
                                                  --------------------------
                                              Name: Timothy F. Michno
                                              Title: General Counsel